UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  October 25, 2006

KEMET Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-20289	57-0923789
(State or other	(Commission File Number)	(IRS Employer
jurisdiction)	Identification No.)

2835 KEMET Way, Simpsonville, SC	29681
(Address of principal executive offices)	(Zip Code)

Registrants telephone number, including area code:  (864) 963-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CRS 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4c))

Item 2.02 Results of Operations and Financial Condition

On October 25, 2006, KEMET Corporation issued a Press Release announcing the consolidated results for the quarter ending September 30, 2006.

A copy of this Press Release is furnished as Exhibit 99.1 to this Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On October 25, 2006, KEMET Corporation issued a Press Release announcing its intention to sell, subject to market and other conditions, approximately $160 million principal amount of notes due 2026 convertible into the Company’s common stock, to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933.

A copy of this Press Release is furnished as Exhibit 99.2 to this Form 8-K.

Item 7.01 Regulation FD Disclosure

In connection with a securities offering, we are reiterating our strategy to use our position as a leading, high-quality manufacturer of capacitors to capitalize on the increasingly demanding requirements of our customers.  Key elements of the strategy include to:

(1)          Ground all of our strategies and business decisions with a focus on both the short-term and long-term financial impact of a particular decision or strategy — a profitable company is best able to effectively serve its customers and, in turn, its shareholders, partners and employees.

(2)          Continue to be responsive to customers’ needs and requirements and show them that their satisfaction is our number one priority by focusing on building products around their needs, giving decision making authority to customer facing personnel and providing purpose built systems and processes such as our “Easy-To-Buy-From”, or ETBF, order entry system to make order entry and fulfillment easier, faster, more flexible and more reliable for our customers.

(3)          Leverage our technological competence to introduce new products in a timely and cost efficient manner and generate an increasing portion of our sales from new products to improve financial performance as well as to meet our customers’ varied and evolving capacitor needs.  In fiscal year 2006, we released over 1,000 new products, 114 of which were first to market (which is a product not currently supplied by any competitor).

(4)          Continue to become the “Capacitance Company” — the supplier of choice for all capacitance needs including tantalum, ceramics, and solid aluminum capacitors so our customers can reap the benefits of being able to satisfy their varied capacitor product needs through one supplier.  While we believe we have the most complete line of capacitor technologies across these primary capacitor types, we intend to continue to research other capacitance technologies and solutions in order to remain at the forefront of this area.

(5)          Pursue activities to maintain our position as a low-cost producer of capacitors with facilities close to our customers.  These activities include shifting production to low cost locations; reducing material and labor costs; developing more cost-efficient manufacturing equipment and processes; designing manufacturing plants for more efficient production; and reducing work-in-process (“WIP”) inventory by building products from start to finish in one factory.

(6)          Continue to evaluate and pursue strategic acquisition opportunities, some of which may be significant in size, that would enable us to enhance our competitive position and expand our market presence.  Our objective is to acquire complementary capacitor and other related businesses, including those involved in other passive components that are synergistic with our customer base and provide opportunities to leverage our business model.

(7)          Promote the KEMET brand globally by highlighting the high quality and high reliability of our products and our superior customer service.  We intend to continue to implement Lean and Six Sigma methods to drive toward zero product defects so that quality remains a given in the minds of our customers.

Forward-looking statements:  This report contains certain statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Included among forward-looking statements are those relating to, among other things (i) the success of integration of acquired businesses, including cost synergies expected therefrom, and the ability to make additional acquisitions or form strategic alliances; (ii) economic conditions or market changes in certain market sectors in which we conduct business; (iii) changes in the pricing environment for our products or competitive products; (iv) success or timing on new product development; and (v) our strategic initiatives.  These forward-looking statements are often identified by the use of terms and phrases such as “achieve,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “plan,” “propose,” “strategy,” and similar terms and phrases.  Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect.  You should not place undue reliance on these forward-looking statements, which speak only as of the date of this report.  Our actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in “Risk Factors” in our filings with the Securities and Exchange Commission.  We assume no obligation to update or revise these forward-looking statements or provide reasons why actual results may differ.

Item 9.01 Financial Statements and Exhibits

(a)           Not applicable

(b)          Not applicable

(c)           Not applicable

(d)          Exhibits

99.1	Press Release, dated October 25, 2006 issued by the Company

99.2	Press Release, dated October 25, 2006 issued by the Company

Signature

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 25, 2006	KEMET Corporation

/S/ D. E. Gable

David E. Gable

Senior Vice President and

Chief Financial Officer